                                                                    Exhibit 4.16

            AMENDMENT NO. 3 AND WAIVER TO LOAN AND SECURITY AGREEMENT

     AMENDMENT NO. 3 AND WAIVER TO LOAN AND SECURITY AGREEMENT (this "Amendment
No. 3"), dated as of December 29, 2005, by and among Handy & Harman, a New York corporation ("Parent"), OMG, Inc., a Delaware corporation, ("OMG"), Continental
Industries, Inc., an Oklahoma corporation ("Continental"), Maryland Specialty
Wire, Inc., a Delaware corporation ("Maryland Wire"), Handy & Harman Tube
Company, Inc., a Delaware corporation ("H&H Tube"), Camdel Metals Corporation, a
Delaware corporation ("Camdel"), Canfield Metal Coating Corporation, a Delaware
corporation ("Canfield"), Micro-Tube Fabricators, Inc., a Delaware corporation
("Micro-Tube"), Indiana Tube Corporation, a Delaware corporation ("Indiana
Tube"), Lucas-Milhaupt, Inc., a Wisconsin corporation ("Lucas"), Handy & Harman
Electronic Materials Corporation, a Florida corporation ("H&H Electronic"),
Sumco Inc., an Indiana corporation ("Sumco" and together with Parent, OMG,
Continental, Maryland Wire, H&H Tube, Camdel, Canfield, Micro-Tube, Indiana
Tube, Lucas and H&H Electronic, each individually, a "Borrower" and collectively, "Borrowers"), Handy & Harman of Canada, Limited, an Ontario
corporation ("H&H Canada"), ele Corporation, a California corporation ("ele"),
Alloy Ring Service Inc., a Delaware corporation ("Alloy"), Daniel Radiator
Corporation, a Texas corporation ("Daniel"), H&H Productions, Inc., a Delaware corporation ("H&H Productions"), Handy & Harman Automotive Group, Inc., a
Delaware corporation ("H&H Auto"), Handy & Harman International, Ltd., a
Delaware corporation ("H&H International"), Handy & Harman Peru, Inc., a
Delaware corporation ("H&H Peru"), KJ-VMI Realty, Inc., a Delaware corporation
("KVR"), Pal-Rath Realty, Inc., a Delaware corporation ("Pal-Rath"), Platina
Laboratories, Inc., a Delaware corporation ("Platina"), Sheffield Street
Corporation, a Connecticut corporation ("Sheffield"), SWM, Inc., a Delaware corporation ("SWM") and Willing B Wire Corporation, a Delaware corporation
("Willing" and together with each of H&H Canada, ele, Alloy, Daniel, H&H
Productions, H&H Auto, H&H International, H&H Peru, KVR, Pal-Rath, Platina,
Sheffield and SWM, each individually, a "Guarantor" and collectively,
"Guarantors"), Steel Partners II, L.P., successor by assignment from Canpartners
Investments IV, LLC, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for the financial institutions party thereto as lenders (in such capacity, together with its successors and assigns, "Agent"), and the financial institutions party thereto as lenders (collectively,
"Lenders"). Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders)
have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated as of March 31, 2004, by and among Agent, successor by assignment to Steel
Partners II, L.P., Lenders, Borrowers and Guarantors (as amended by Amendment
No. 1 to Loan and Security Agreement, dated as of October 29, 2004, Amendment
No. 2 to Loan and Security Agreement, dated as of May 20, 2005, and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the

Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements");

     WHEREAS, upon the effective date of this Amendment No. 3 and Waiver to Loan and Security Agreement, Lender shall extend an additional $10,000,000 to
Borrowers and Guarantors;

     WHEREAS, Borrowers and Guarantors have requested that Agent and Lenders agree to (a) waive certain defaults under the Loan Agreement and (b) make certain related amendments to the Loan Agreement, and Agent and Lenders are willing to agree to such amendments and to grant such waivers, subject to the terms and conditions contained herein; and

     WHEREAS, by this Amendment No. 3, Borrowers, Guarantors, Agent and Lenders
desire and intend to evidence such consents and amendments;

     NOW THEREFORE, in consideration of the foregoing, and the respective agreements and covenants contained herein, the parties hereto agree as follows:

     1.   AMENDMENT TO DEFINITION. The definition of "Maximum Credit" in Section
1.73 of the Loan Agreement is hereby amended by deleting $71,000,000 and replacing it with $81,000,000. In addition, all other references in the Loan and
Security Agreement to $71,000,000 shall be changed to $81,000,000.

     2.   ADDITIONAL DEFINITIONS. As used herein, the following terms shall have the following meanings given to them below, and the Loan Agreement and the other
Financing Agreements are hereby amended to include, in addition and not in limitation, the following:

          (a)  "Amendment No. 3" shall mean Amendment No. 3 and Waiver to Loan and Security Agreement by and among Borrowers, Guarantors, Agent and the
Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

          (b)  "Amendment No. 3 Effective Date" shall mean the first date on which all of the conditions precedent to the effectiveness of Amendment No. 3 shall have been satisfied or waived.

     3.   EXTENSION OF CREDIT. Upon the effective date of this Amendment No. 3,
Lender shall extend an additional $10,000,000 to Borrowers and Guarantors.

     4.   AMENDMENTS.

          (a)  Section 9.17(a) of the Loan Agreement is hereby amended by deleting such Section and replacing it with the following:

               "(a) EBITDA. Parent and its Subsidiaries shall not
          permit EBITDA of Parent and its Subsidiaries, on a
          consolidated basis, for each period set forth below to
          be less than the amount set forth below opposite such
          period:

               Period                                 Minimum EBITDA
               ------                                 --------------

          12 months ending
          December 31, 2005                             $22,500,000

          3 months ending March 31,
          2006                                           $5,000,000

          6 months ending June 30,
          2006                                          $13,000,000

          9 months ending
          September 30, 2006                            $20,000,000

          12 months ending
          December 31, 2006 and on
          the last day of each fiscal
          quarter thereafter                            $27,000,000"

          (b)  Section 9.17(b) of the Loan Agreement is hereby amended by deleting such Section and replacing it with the following:

               "(b) FIXED CHARGE COVERAGE RATIO. Parent and its
          Subsidiaries shall not permit the Fixed Charge Coverage
          Ratio for each period set forth below to be less than
          the ratio set forth below opposite such period:

                                                        Minimum Fixed
                    Period                          Charge Coverage Ratio
                    ------                          ---------------------

          3 months ending March 31,
          2006                                            0.75 to 1

          6 months ending June 30,
          2006                                               1 to 1

          9 months ending
          September 30, 2006                                 1 to 1

          12 months ending
          December 31, 2006 and on
          the last day of each fiscal
          quarter thereafter                                 1 to 1"

          (c)  Section 9.17(c) of the Loan Agreement is hereby amended by deleting such Section and replacing it with the following:

               "(c) MAXIMUM CAPITAL EXPENDITURES. Parent and it
          Subsidiaries shall not, directly or indirectly, make or
          commit to make (whether through purchase, capital lease
          or otherwise) Capital Expenditures for each period set
          forth below in an amount in excess of the amount set
          forth below opposite such period:

                                                         Maximum
                    Period                         Capital Expenditures
                    ------                         --------------------

          3 months ending March 31,
          2006                                           $3,000,000

          6 months ending June 30,
          2006                                           $6,000,000

          9 months ending
          September 30, 2006                             $9,000,000

          12 months ending
          December 31, 2006 and on
          the last day of each fiscal
          quarter thereafter                            $12,000,000"

          (d)  Section 9.17(d) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following: "(d)
[Intentionally Deleted]".

     5.   WAIVER OF EVENTS OF DEFAULT.

          (a)  Subject to the terms and conditions contained herein, Agent and
Required Lenders hereby waive the following Events of Default arising under
Section 10.1(a)(iii) of the Loan Agreement (collectively, the "Existing
Defaults"):

               (i)   the Event of Default arising as a result of the failure of
Parent and its Subsidiaries to maintain minimum EBITDA for the fiscal quarter ending September 30, 2005 as required under Section 9.17(a) of the Loan
Agreement;

               (ii)  the Event of Default arising as a result of the failure of
Parent and its Subsidiaries to maintain the minimum Fixed Charge Coverage Ratio for the 9 month period ending September 30, 2005 as required under Section
9.17(b) of the Loan Agreement; and

               (iii) the Event of Default arising as a result of the failure of
Parent and its Subsidiaries to maintain the maximum Leverage Ratio with respect to the fiscal quarter ending September 30, 2005 as required under Section
9.17(d) of the Loan Agreement.

          (b)  Agent and Lenders have not waived and are not by this Amendment
No. 3 agreement waiving, and have no present intention of waiving, any other
Events of Default, which may have occurred prior to the date hereof, or may be continuing on the date hereof or any Event of Default which may occur after the date hereof, other than the Existing Defaults, whether the same or similar to the Existing Defaults or otherwise. Agent and Lenders reserve the right, in their discretion, to exercise any or all of its or their rights and remedies arising under the Financing Agreements, applicable law or otherwise, as a result of any other Events of Default which may have occurred prior to the date hereof, or are continuing on the date hereof, or any Event of Default which may occur after the date hereof, whether the same or similar to the Existing Defaults.
Nothing contained herein shall be construed as a waiver of the failure of
Borrowers and Guarantors to comply with the terms of the Loan Agreement and the other Financing Agreements after the date hereof.

     6.   REPRESENTATIONS, WARRANTIES AND COVENANTS. Each Borrower and Guarantor
hereby represents, warrants and covenants to Agent and Lenders the following
(which shall survive the execution and delivery of this Amendment No. 3), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations to Borrowers:

          (a)  This Amendment No. 3 and each other agreement or instrument to be executed and delivered by Borrowers and Guarantors in connection herewith
(collectively, together with this Amendment No. 3, the "Amendment Documents")
have been duly authorized, executed and delivered by all necessary action on the part of each of the Borrowers and Guarantors which is a party hereto and thereto and, if necessary, their respective stockholders and is in full force and effect as of the date hereof and the agreements and obligations of each of the
Borrowers and Guarantors contained herein and therein constitute the legal, valid and binding obligations of each of the Borrowers and Guarantors, enforceable against them in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

          (b)  The execution, delivery and performance of this Amendment No. 3 and the other Amendment Documents, (a) are all within each Borrower's and
Guarantor's corporate or limited liability company powers and (b) are not in contravention of law or the terms of any Borrower's or Guarantor's certificate or articles of incorporation, by laws, or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound.

          (c)  After giving effect to the provisions of this Amendment No. 3, including, without limitation, the waivers set forth in Section 4 hereof, no
Default or Event of Default exists or has occurred and is continuing.

          (d)  The Working Capital Amendment (as defined hereinafter) has been executed and delivered by all parties and is in full force and effect.

          (e)  All of the representations and warranties set forth in the Loan
Agreement and the other Financing Agreements, each as amended hereby, are true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

     7.   CONDITIONS PRECEDENT. The provisions contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

          (a)  Agent shall have received this Amendment No. 3, duly authorized, executed and delivered by Borrowers, Guarantors and Lenders;

          (b)  Agent shall have received a true and correct copy of any consent, waiver or approval to or of this Amendment No. 3 or any other Amendment
Documents which any Borrower or Guarantor is required to obtain from any other
Person, and such consent, waiver or approval shall in form and substance satisfactory to Agent;

          (c)  After giving effect to the provisions of this Amendment No. 3, including, without limitation, the waivers set forth in Section 4 hereof, no
Default or Event of Default exists or has occurred and is continuing.

          (d)  Agent shall have received (i) an amendment and waiver to the
Working Capital Loan Agreement (the "Working Capital Amendment"), in form and substance satisfactory to Agent, duly authorized, executed and delivered by each of the parties thereto, which Working Capital Amendment shall be in full force and effect, and (ii) an amendment to the Intercreditor Agreement (the
"Intercreditor Amendment"), in form and substance satisfactory to Agent, duly authorized, executed and delivered by Working Capital Amendment Agent and acknowledged by Borrowers and Guarantors, which Intercreditor Amendment shall be in full force and effect.

     8.   EFFECT OF THIS AGREEMENT. Except as expressly amended pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied, and, in all other respects, the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the
Amendment No. 3 Effective Date. To the extent that any provision of the Loan
Agreement or any of the other Financing Agreements are inconsistent with the provisions of this Amendment No. 3, the provisions of this Amendment No. 3 shall control.

     9.   FURTHER ASSURANCES. Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be requested by
Agent to effectuate the provisions and purposes of this Amendment No. 3.

     10.  GOVERNING LAW. The validity, interpretation and enforcement of this
Agreement and the other Financing Agreements (except as otherwise provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

     11.  BINDING EFFECT. This Amendment No. 3 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

     12.  HEADINGS. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 3.

     13.  COUNTERPARTS. This Amendment No. 3 may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No. 3 by telefacsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Amendment No. 3. Any party delivering an executed counterpart of this Amendment No. 3 by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS  WHEREOF,  the parties  hereto have caused this Amendment
No. 3 to be executed on the day and year first above written.

AGENT                                        BORROWERS

STEEL PARTNERS II, L.P., as Agent            HANDY & HARMAN

By:  /s/ Glen Kassan                         By:    /s/ Robert K. Hynes
   -------------------------------                -------------------------------

Title: Exec. V.P. of Steel Partners,         Title:  Vice President and CFO
       L.L.C., General Partner                      ----------------------------
      ----------------------------

                                             OMG, INC.

                                             By:    /s/ Robert K. Hynes
                                                 -------------------------------
                                             Title: Vice President and Treasurer
                                                    ----------------------------

                                             CONTINENTAL INDUSTRIES, INC.

                                             By:    /s/ Robert K. Hynes
                                                 -------------------------------
                                             Title: Vice President and Treasurer
                                                    ----------------------------

                                             MARYLAND SPECIALTY WIRE, INC.

                                             By:   /s/ Robert K. Hynes
                                                --------------------------------
                                             Title: Vice President, CFO and
                                                    Secretary
                                                   -----------------------------

                                             HANDY & HARMAN TUBE COMPANY, INC.

                                             By:    /s/ Robert K. Hynes
                                                 -------------------------------
                                             Title: Vice President and Treasurer
                                                    ----------------------------

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                                             CAMDEL METALS CORPORATION

                                             By:    /s/ Robert K. Hynes
                                                 -------------------------------
                                             Title: Vice President and Treasurer
                                                    ----------------------------

                                             CANFIELD METAL COATING CORPORATION

                                             By:    /s/ Robert K. Hynes
                                                 -------------------------------
                                             Title: Vice President and Treasurer
                                                    ----------------------------

                                             MICRO-TUBE FABRICATORS, INC.

                                             By:    /s/ Robert K. Hynes
                                                 -------------------------------
                                             Title: Vice President and Treasurer
                                                    ----------------------------

                                             INDIANA TUBE CORPORATION

                                             By:    /s/ Robert K. Hynes
                                                 -------------------------------
                                             Title: Vice President and Treasurer
                                                    ----------------------------

                                             LUCAS-MILHAUPT, INC.

                                             By:    /s/ Robert K. Hynes
                                                 -------------------------------
                                             Title: Vice President and Treasurer
                                                    ----------------------------

                                             HANDY & HARMAN ELECTRONIC
                                             MATERIALS CORPORATION

                                             By:    /s/ Robert K. Hynes
                                                 -------------------------------
                                             Title: Vice President and Treasurer
                                                    ----------------------------

                                             SUMCO INC.

                                             By:    /s/ Robert K. Hynes
                                                 -------------------------------
                                             Title: Vice President and Treasurer
                                                    ----------------------------

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                                             GUARANTORS

                                             HANDY & HARMAN OF CANADA,
                                             LIMITED

                                             By:    /s/ Robert K. Hynes
                                                 -------------------------------
                                             Title: Vice President and Treasurer
                                                    ----------------------------

                                             ELE CORPORATION

                                             By:    /s/ Robert K. Hynes
                                                 -------------------------------
                                             Title: Vice President and Treasurer
                                                    ----------------------------

                                             ALLOY RING SERVICE INC.

                                             By:    /s/ Robert K. Hynes
                                                 -------------------------------
                                             Title: Vice President and Treasurer
                                                    ----------------------------

                                             DANIEL RADIATOR CORPORATION

                                             By:    /s/ Robert K. Hynes
                                                --------------------------------
                                             Title: Vice President, Treasurer
                                                    and Controller
                                                   -----------------------------

                                             H&H PRODUCTIONS, INC.

                                             By:    /s/ Robert K. Hynes
                                                 -------------------------------
                                             Title: Vice President and Treasurer
                                                    ----------------------------

                                             HANDY & HARMAN AUTOMOTIVE
                                             GROUP, INC.

                                             By:   /s/ Robert K. Hynes
                                                --------------------------------
                                             Title: Vice President, Treasurer
                                                    and Assistant Secretary
                                                   -----------------------------

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                                             HANDY & HARMAN INTERNATIONAL,
                                             LTD.

                                             By:    /s/ Robert K. Hynes
                                                 -------------------------------
                                             Title: Vice President and Treasurer
                                                    ----------------------------

                                             HANDY & HARMAN PERU, INC.

                                             By:    /s/ Robert K. Hynes
                                                 -------------------------------
                                             Title: Vice President and Treasurer
                                                    ----------------------------

                                             KJ-VMI REALTY, INC.

                                             By:    /s/ Robert K. Hynes
                                                 -------------------------------
                                             Title: Vice President and Treasurer
                                                    ----------------------------

                                             PAL-RATH REALTY, INC.

                                             By:    /s/ Robert K. Hynes
                                                 -------------------------------
                                             Title: Vice President and Treasurer
                                                    ----------------------------

                                             PLATINA LABORATORIES, INC.

                                             By:    /s/ Robert K. Hynes
                                                 -------------------------------
                                             Title: Vice President and Treasurer
                                                    ----------------------------

                                             SHEFFIELD STREET CORPORATION

                                             By:    /s/ Robert K. Hynes
                                                 -------------------------------
                                             Title: Vice President and Treasurer
                                                    ----------------------------

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                                       11

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                                             SWM, INC.

                                             By:    /s/ Robert K. Hynes
                                                 -------------------------------
                                             Title: Vice President and Treasurer
                                                    ----------------------------

                                             WILLING B WIRE CORPORATION

                                             By:    /s/ Robert K. Hynes
                                                 -------------------------------
                                             Title: Vice President and Treasurer
                                                    ----------------------------

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